                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 7, 2003

                                LITTELFUSE, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                     0-20388                 36-3795742
       (State or other          (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                            Identification Number)

 800 EAST NORTHWEST HIGHWAY
    DES PLAINES, ILLINOIS                                         60016
    (Address of principal                                       (Zip Code)
      executive offices)

                                 (847) 824-1188
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On July 7, 2003, Littelfuse, Inc. ("Littelfuse") acquired all the outstanding stock of Teccor Electronics, Inc. ("Teccor") located in Irving, Texas from Ranco Incorporated ("Ranco"), a subsidiary of Invensys plc. Littelfuse paid Ranco $44.9 million, including a working capital purchase price adjustment of $0.9 million, and also incurred acquisition costs of $0.4 million. Additionally, if the net sales of certain products (primarily those currently manufactured by Teccor) during the calendar year 2005 equal or exceed $107 million, then Littelfuse shall pay to Ranco on January 31, 2006, $5 million as additional purchase price. Littelfuse funded the acquisition with $29.3 million in cash and $16 million of borrowings on an existing revolving line of credit. Teccor was engaged in the manufacture of semiconductor devices for telecommunications equipment and other applications and the Company intends to continue to operate Teccor in such business subsequent to the acquisition.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         ITEM 7A. FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

   Below are the financial statements of Teccor Electronics, Inc. required by
                          Item 7(a) of this Form 8-K.

                         Report of Independent Auditors

The Board of Directors
Teccor Electronics, Inc.

We have audited the accompanying consolidated balance sheet of Teccor Electronics, Inc., a wholly owned subsidiary of Invensys plc, and Subsidiaries as of March 31, 2003, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the March 31, 2003 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Teccor Electronics, Inc. and Subsidiaries at March 31, 2003, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                        /s/ Ernst & Young LLP

Dallas, Texas
September 16, 2003

                    Teccor Electronics, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                              As of March 31, 2003

ASSETS
Current assets:
   Cash                                                       $    567,045
   Trade receivables, net of allowance for doubtful              9,228,795
     accounts of $50,000 at March 31, 2003
   Inventories, net                                             10,968,856
   Prepaid expenses and other current assets                       391,565
   Land held for sale                                              675,190
                                                              ------------
Total current assets                                            21,831,451
Property, plant, and equipment, net                             11,889,339
Other assets                                                     4,197,687
                                                              ------------
Total Assets                                                  $ 37,918,477
                                                              ============
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                           $  6,574,435
   Accrued expenses                                              9,189,291
    Notes payable to affiliates                                 26,789,467
   Due to affiliates                                             3,890,895
                                                              ------------
Total current liabilities                                       46,444,088
Other liabilities                                                  325,028
                                                              ------------
Total liabilities                                               46,769,116
Stockholders' deficit:
   Common shares, $1 par value, 1,000,000 shares                     1,176
     authorized; 1,176 shares issued and outstanding
   Additional paid-in capital                                   43,108,928
   Retained deficit                                            (51,960,743)
                                                              ------------
Total stockholders' deficit                                     (8,850,639)
                                                              ------------
Total Liabilities and shareholders' deficit                   $ 37,918,477
                                                              ============

See accompanying notes.

                    Teccor Electronics, Inc. and Subsidiaries
                      Consolidated Statement of Operations
                            Year ended March 31, 2003

Net sales                                                   $ 75,283,654
Cost of sales                                                 64,094,271
                                                            ------------
Gross profit                                                  11,189,383
Expenses:
    Selling, general, and administrative                      14,926,739
    Management and other intercompany charges                  3,079,536
    Research and development                                   1,380,590
                                                            ------------
Total operating expenses                                      19,386,865
                                                            ------------
Operating loss                                                (8,197,482)
Interest expense, net                                            738,353
                                                            ------------
Loss before income taxes                                      (8,935,835)
Income tax expense                                               509,961
                                                            ------------
Net loss                                                    $ (9,445,796)
                                                            ============

See accompanying notes.

                    Teccor Electronics, Inc and Subsidiaries
            Consolidated Statements of Stockholders' Equity (Deficit)
                            Year ended March 31, 2003

                                                                                                 TOTAL
                                                       ADDITIONAL                             STOCKHOLDERS'
                                 COMMON STOCK       PAID-IN CAPITAL    RETAINED DEFICIT     EQUITY (DEFICIT)
                                 ------------       ---------------    ----------------     ----------------
Balance at March 31, 2001        $      1,176        $ 43,108,928        $(42,514,947)        $    595,157
  Net loss                                 --                  --          (9,445,796)          (9,445,796)
                                 ------------        ------------        ------------         ------------
Balance at March 31, 2003        $      1,176        $ 43,108,928        $(51,960,743)        $ (8,850,639)
                                 ============        ============        ============         ============

See accompanying notes.

                    Teccor Electronics, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows
                            Year ended March 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                            $(9,445,796)
Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation                                                       978,486
     Changes in operating assets and liabilities:
       Accounts receivable, net                                      (2,999,265)
       Inventories                                                    3,788,424
       Prepaid expenses                                                  44,708
       Accounts payable                                                (594,895)
       Accrued expenses                                                (881,039)
       Other                                                          1,896,627
                                                                    -----------
Net cash used in operating activities                                (7,212,750)
CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of property, plant, and equipment                           (2,938,018)
CASH FLOWS FROM FINANCING ACTIVITIES
Advances from affiliates, net                                         6,981,901
Proceeds from factoring arrangements, net                             1,597,511
                                                                    -----------
Net cash provided by financing activities                             8,579,412
Net decrease in cash                                                 (1,571,356)
Cash at beginning of year                                             2,138,401
                                                                    -----------
Cash at end of year                                                 $   567,045
                                                                    ===========
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest                                              $    36,000
                                                                    ===========
Cash paid for income taxes                                          $   251,691
                                                                    ===========

See accompanying notes.

                    Teccor Electronics, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

1. GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Teccor Electronics, Inc. and Subsidiaries (the Company) is a Texas corporation that is wholly owned by Ranco Incorporated of Delaware (Ranco), an indirect wholly owned subsidiary of Invensys plc (Invensys), a United Kingdom company. The Company is principally engaged in the manufacture of semiconductor devices for telecommunications equipment and other applications. The Company has manufacturing facilities in Irving, Texas and Matamoros, Mexico, with its principal headquarters in Irving, Texas. The Company's customers are located throughout the United States and internationally, with sales in the United States and Asia of approximately 53% and 37%, respectively. The remaining sales are in Europe and the Middle East.

The Company's raw material purchase contracts require no minimum purchases and these materials are readily available.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Teccor de Mexico, S.A. de C.V., Teccor Delaware, Inc., Teccor Electronics Mexico Holdings LLC and Teccor Electronics I, L.P. All significant intercompany balances and transactions have been eliminated in consolidation.

The U.S. Dollar is the functional currency for financial reporting. With regard to accounts recorded in currencies other than U.S. Dollars, current assets (except inventories), deferred income taxes, other assets, current liabilities and long-term liabilities are revalued at exchange rates in effect at year-end. Inventories, property, plant and equipment and depreciation thereon are revalued at historic exchange rates. Net currency exchange gains and losses from revaluation are charged or credited on a current basis to other income (expense), net.

ACCOUNTS RECEIVABLE

The Company performs credit evaluations of customers' financial condition and generally does not require collateral. Credit losses are provided for in the financial statements based upon specific knowledge of a customer's inability to meet its financial obligations to the Company. Historically, credit losses have consistently been within the management's expectations and have not been a material amount. Delinquency of accounts is based upon contractual terms with each customer. The Company's allowance for doubtful accounts is as follows:

Allowance for doubtful accounts at March 31, 2002               $180,000
Accounts written off                                             130,000
                                                                --------
Allowance for doubtful accounts at March 31, 2003               $ 50,000
                                                                ========

FACTORING ARRANGEMENTS

The Company factors certain third-party trade receivables to unrelated financial institutions on a recourse basis pursuant to certain agreements. The Company accounts for the transfer of receivables pursuant to these agreements as a financing transaction. The agreements, which are negotiated and administered by the Parent or its affiliates, require the Company to provide all administrative functions with respect to the factored receivables and to remit collected funds to the financial institutions. At March 31, 2003, outstanding factored receivables totaling $2,353,000 are included in accrued expenses.

For the year ended March 31, 2003, costs incurred relating to these agreements amounted to $36,000 and is included in interest expense.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenue from the sale of products is recognized when title to the product passes, generally upon shipment of products to customers. Reserves for sales returns and allowances are recorded in the same period as the related revenues. Reserves are recorded based on the Company's historical experience. Returns have been within management's expectations.

INVENTORIES

Inventories are stated at the lower of cost (first in, first out method) or market, which approximates current replacement cost. The Company maintains allowances against inventory to reduce the carrying value of excess and obsolete inventory to the expected net realizable value. These allowances are based upon a combination of factors including historical sales volume, market conditions, lower of cost or market analysis and expected realizable value of the inventory.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment is stated at cost. Depreciation of property, plant, and equipment is provided using the straight-line method over the estimated useful lives of the assets ranging from 5 to 18 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Maintenance and repairs are charged to operations as incurred, and renewals and betterments are capitalized and depreciated.

OTHER ASSETS

Other assets consist principally of engineering spares used to build and repair machinery used in production. The cost of these assets is charged to expense once the item is placed in operation or expensed over two years if they have extended useful production lives.

SHIPPING AND HANDLING FEES AND COSTS

Amounts billed related to shipping and handling are recorded as revenue. Costs incurred for shipping and handling of $830,000 for the year ended March 31, 2003 are included in selling, general, and administrative expenses.

INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

For federal income tax purposes, the Company is a member of a group of affiliated companies and its results of operations are included in the consolidated federal income tax returns filed by Invensys Inc., a subsidiary of Invensys plc. A valuation allowance for deferred tax assets is established when management determines it is more likely than not that a deferred tax asset will not be realized.

The amount of consolidated net operating losses attributed to the Company from the Invensys consolidated group has been estimated. This may be adjusted in the future as the consolidated group return is filed or other events that may impact the tax liability of members of the Invensys consolidated group becomes known.

IMPAIRMENT OF LONG-LIVED ASSETS

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (Statement 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." Statement 144 is effective for fiscal years beginning after December 15, 2001. The Company adopted Statement 144 on April 1, 2002. Using the methodology prescribed in Statement 144, the Company reviews long-lived assets and the related intangible assets for impairment whenever events or changes in circumstances indicate the carrying amounts of such assets may not be recoverable. Once an indication of a potential impairment exists, recoverability of the respective assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate, to the carrying amount, including associated intangible assets, of such operation. If the operation is determined to be unable to recover the carrying amount of its assets, then long-lived assets of the operation are written down to fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets. Long-lived assets that are held for disposal are reported at the lower of the asset carrying amount or fair value less costs related to the asset disposal. During the year ended March 31, 2003, the Company recorded an impairment charge of $285,000 to reduce real property owned in Mexico, and held for sale, to its estimated fair value less expected selling expenses. In the year ended March 31, 2002, the Company recorded an impairment charge in accordance with Statement No. 121 totaling approximately $42,250,000 to reduce its long-lived fixed assets to fair value and write-off its goodwill net of accumulated amortization in the amount of $14,773,500. Due in part to the impairment charge recorded in the year ended March 31, 2002, the adoption of Statement 144 had no impact on the financial statements of the Company.

FOREIGN EXCHANGE GAIN

The Company is party to certain sales contracts that are denominated in U.K. Pounds. The Company recorded a foreign exchange gain of $316,975 during the year ended March 31, 2003 relating to those contracts. The gain is included in selling, general and administrative expenses. The Company has no significant exposure to foreign currency exchange related to unsettled balances as of March 31, 2003. The Company does not engage in hedging activities to hedge its exposure to fluctuations in foreign currency exchange rates.

RESEARCH AND DEVELOPMENT AND ADVERTISING COSTS

Research and development and advertising costs are expensed as incurred. Research and development costs consist of expenses primarily in new product development activities in collaboration with customers. Advertising costs amounted to $100,166 for the year ended March 31, 2003.

2. INVENTORIES

Inventories consist of the following as of March 31, 2003:

Raw materials                 $ 1,372,080
Work in process                 4,429,930
Finished goods                  5,166,846
                              -----------
                              $10,968,856
                              ===========

3. NOTES PAYABLE TO AFFILIATES

The notes payable to affiliates represent a note payable to Invensys Inc. in the amount of $20,954,491 and a note payable to Lambda Holdings, Inc., a wholly owned subsidiary of Invensys, of $5,834,976. The notes are unsecured, due on demand, and bear interest at the six-month LIBOR rate (1.7% at March 31, 2003). Net interest expense on the notes for the year ended March 31, 2003, amounted to $780,000, which was unpaid at March 31, 2003.

4. PROPERTY, PLANT, AND EQUIPMENT

In connection with the impairment charge during the year ended March 31, 2002 described in Note 1, property, plant, and equipment with an original cost of $57,700,000 and accumulated depreciation of $16,900,000 was adjusted to its estimated fair value at that date.

Property, plant, and equipment as of March 31, 2003 consists of:

Machinery and equipment                           $ 11,907,787
Construction in process                              1,079,013
Leasehold improvements                                  81,029
                                                  ------------
                                                    13,067,829
Less accumulated depreciation                       (1,178,490)
                                                  ------------
Property, plant, and equipment, net               $ 11,889,339
                                                  ============

5. ACCRUED LIABILITIES

Accrued liabilities as of March 31, 2003 consists of:

Payroll and benefits related                     $3,383,710
Receivables factored with recourse                2,352,623
Customer return reserves                          1,655,000
Environmental reserves                            1,219,000
Other                                               578,958
                                                 ----------
Total accrued liabilities                        $9,189,291
                                                 ==========

6. INCOME TAXES

Income tax expense attributable to loss before income taxes as of March 31, 2003 consists of:

Current:
   Federal                         $     --
   Foreign                          509,961
Deferred                                 --
                                   --------
                                   $509,961
                                   ========

Income tax expense differs from expected tax expense (computed by applying the statutory federal income tax rate of 35% in 2003 and 2002, to loss before income taxes) as follows as of March 31, 2003:

Computed "expected" tax benefit               $(3,127,542)
Increase in valuation allowance                 3,127,542
Mexico current taxes                              509,961
                                              -----------
                                              $   509,961
                                              ===========

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at March 31, 2003 are presented below:

Deferred tax assets:
   Net operating loss carryforward                    $  2,588,600
   Payroll and employee benefits                           150,765
   Inventories                                             245,000
   Property, plant, and equipment                       12,049,800
   Accounts receivable allowance                            17,424
   Accrued liabilities                                     802,900
                                                      ------------
Total gross deferred tax assets                         15,854,489
Less: valuation allowance                              (15,854,489)
                                                      ------------
Net deferred tax assets                               $         --
                                                      ============

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that the net deferred assets will be realized. Accordingly, the Company has provided a valuation allowance for its entire deferred tax asset. As of March 31, 2003, the Company estimated its portion of the consolidated Invensys net operating loss to be approximately $7,396,000. Portions of this net operating loss carryforward begin to expire in 2023. This amount is an estimate based on information provided by Invensys and could change based on the actual filing of the income tax return, the Invensys consolidated group or other events that may impact the tax liability of members of the Invensys group. In addition, as a result of the transaction described in Note 13, the net operating loss carryforwards are subject to the limitations of Internal Revenue Code section 382 regarding change in control and are accordingly subject to annual limitations.

7. PENSION BENEFITS AND OTHER POSTRETIREMENT BENEFIT PLANS

The Company, together with Ranco and its affiliates, participates in group defined benefit pension plans covering substantially all of the Company's United States employees. Ranco determines and allocates to the Company its portion of the cost related to the plan. The Company expensed $644,358 for this plan during the year ended March 31, 2003.

In addition to the defined benefit pension plans, the Company also participates with Ranco and its affiliates in a group defined contribution plan. The Company expensed $376,000 for this plan during the year ended March 31, 2003.

The Company also participates with Ranco and its affiliates in a defined benefit health care plan that provides postretirement medical coverage for substantially all of the Company's employees. Ranco determines and allocates to the Company its portion of the cost related to the plan. The Company recognized no postretirement benefit expense during the year ended March 31, 2003. As of March 31, 2003, the Company's liability for its allocated postretirement benefit cost amounted to $289,000, and is included in due to affiliates in the accompanying consolidated balance sheets. The Company recognized no expense related to the postretirement benefit plan for the year ended March 31, 2003.

As a result of the transaction discussed in Note 13, Invensys assumed all liabilities related to defined benefit pension and post retirement benefit plans.

8. OTHER TRANSACTIONS WITH AFFILIATES

The Company conducts various transactions with affiliated companies during the course of its operations. Receivables from affiliates and payables to affiliates are expected to be settled in the normal course of business. These financial statements reflect certain allocations from the parent company and affiliates which may vary from amounts which would be reflected if the relationship between the parent company and affiliates did not exist. Net sales to affiliates were $547,000 for the year ended March 31, 2003.

9. COMMITMENTS

The Company has entered into various noncancellable operating lease agreements for buildings, machinery, and equipment used in its manufacturing process. Escalation clauses for building leases are recognized over the term of the leases. The initial term of the Company's lease for its location in Irving, Texas terminates in 2005. Thereafter, there are three non-binding options to automatically renew the lease for five more years each at the then prevailing market rates.

Future minimum lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) for each of the following five fiscal years are as follows:

2004                                   $ 4,004,000
2005                                     3,053,000
2006                                     2,080,000
2007                                       626,000
2008 and thereafter                      2,348,000
                                       -----------
Total payments                         $12,111,000
                                       ===========

Rental expense under all operating lease arrangements for the years ended March 31, 2003 was approximately $5,302,000.

10. CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Concentration of credit risk is reduced due to the large number of customers comprising the customer base. Insight Electronics, a distributor of Teccor product in the United States, accounted for 9% of the Company's net sales for the year ended March 31, 2003 and 13% of the Company's accounts receivable balance at March 31, 2003. Mitsubishi Materials Corporation, a distributor of Teccor product in Asia, accounted for 11% of the Company's net sales for the year ended March 31, 2003 and 17% of the accounts receivable balance at March 31, 2003.

11. CONTINGENCIES

The Company is involved in various claims and legal actions arising in the ordinary course of business. When the Company determines that it is probable a liability has been incurred and the amount can be reasonably estimated a reserve is recorded. During the year ended March 31, 2003, the Company recorded expenses of $866,000 related primarily to environmental matters at a former operating location. A liability for potential environmental matters of $1,219,000 is included in accrued expenses at March 31, 2003. The Company's accumulated costs to date have totaled approximately $2.6 million and consist of estimated costs related to site assessment, remediation of soil and ground water clean-up, a settlement with the former landlord and legal costs. The clean-up plan is subject to the approval of the Texas Commission on Environmental Quality (TCEQ). In addition the TCEQ may require continued monitoring of the site. In addition, the Company is a Potentially Responsible Party (PRP), as defined by the TCEQ, for environmental matters related to a former plant site vacated in 1979. Invensys acquired the plant site and clean-up costs have not been estimated to date. In connection with the transaction described in Note 13, Invensys has indemnified the Company and the buyer against further liabilities related to these matters up to a total of $10 million in costs incurred after the acquisition. The Company remains a PRP, as defined by the TCEQ; as a result, in the event that Invensys is unable to fulfill its obligations pursuant to the indemnity, the Company may be required to make further restitution related to the clean-up and monitoring of each of the sites. In the opinion of management the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity beyond the established reserves.

12. UNION AGREEMENTS

As of March 31, 2003, the Company employed approximately 1,678 employees in its assembly operations in Mexico. In Mexico, labor relations are governed by separate collective labor agreements between the Company and the unions representing the particular group of employees. Approximately 1,436 of the Company's employees in Mexico, whether seasonal or permanent, are affiliated with labor unions which are generally affiliated with a national confederation. Consistent with other labor practices in Mexico, wages are negotiated every year while other terms are negotiated every two years.

In the United States, the Company's employees are not covered by collective bargaining agreements.

13. SUBSEQUENT EVENT

Effective July 7, 2003, Littelfuse Inc. acquired all of the outstanding shares of the Company from Invensys for cash of $44,000,000, plus a working capital adjustment of $890,000, plus a contingent payment of $5,000,000 that will be required in 2006 if sales of the Company's products exceed $107,000,000 during the 2005 calendar year. The Company will not be required to repay its intercompany payables or intercompany notes to Invensys that existed at the close of the transaction. In addition, the Company and Littelfuse have been indemnified for certain environmental matters more fully described in Note 11.

                  TECCOR ELECTRONICS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2003
                            (IN THOUSANDS, UNAUDITED)


                                          June 30, 2003
                                          -------------
ASSETS:

Cash and cash equivalents                    $  2,497
Receivables                                    10,007
Inventories                                    11,758
Other current assets                            1,323
                                             --------
Total current assets                           25,788
Property, plant, and equipment,
  net                                          12,041
Other assets                                    4,180
                                             --------
Total assets                                 $ 41,806
                                             ========
LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities                          $ 11,780
Notes payable due to affiliates                39,221
Total current liabilities                      51,001
Other long-term liabilities                       386
Shareholders' deficit                          (9,581)
                                             --------
Total liabilities and
shareholders' deficit                        $ 41,806
                                             ========

See accompanying notes.

                    TECCOR ELECTRONICS, INC. AND SUBSIDIARIES
                             STATEMENT OF OPERATIONS
                       FOR THE THREE MONTHS ENDED JUNE 30
                            (IN THOUSANDS, UNAUDITED)

                                       For the Three Months
                                          Ended June 30,
                                      ----------------------
                                        2003          2002
                                      --------      --------
Net sales                             $ 18,943      $ 19,546
Cost of sales                           15,639        17,140
                                      --------      --------
Gross profit                             3,304         2,406
Selling, general and
 administrative expenses                 3,766         3,771
Research and development expenses          349           351
Management and other intercompany
 charges                                     0           750
                                      --------      --------
Operating loss                            (811)       (2,466)
Interest expense                           143           201
                                      --------      --------
Income (loss) before income taxes         (954)       (2,667)
Income taxes (benefit)                    (221)          133
                                      --------      --------
Net loss                              $   (733)     $ (2,800)
                                      ========      ========

See accompanying notes.

                    TECCOR ELECTRONICS, INC. AND SUBSIDIARIES
                             STATEMENT OF CASH FLOWS
                       FOR THE THREE MONTHS ENDED JUNE 30
                            (IN THOUSANDS, UNAUDITED)


                                                               For the Three Months
                                                                   Ended June 30,
                                                               ----------------------
                                                                 2003          2002
                                                               --------      --------
Operating activities:
Net loss                                                       $   (733)     $ (2,800)
Adjustments to reconcile net loss to net
     cash used in operating activities:
     Depreciation                                                   252           233
Changes in operating assets and liabilities:
     Accounts receivable                                           (778)       (5,784)
     Inventories                                                   (789)        1,626
     Accounts payable and accrued expenses                         (859)         (734)
     Other, net                                                  (3,835)         (626)
                                                               --------      --------
Net cash used in operating activities                            (6,742)       (8,085)

Cash used in investing activities:

     Purchases of property, plant, and equipment                 (1,407)         (951)
                                                               --------      --------
Net cash used in investing activities                            (1,407)         (951)

Cash provided by financing activities:
     Proceeds from affiliate                                     12,432         7,152
     Proceeds (payments) under factoring arrangements, net       (2,353)          855
                                                               --------      --------
Net cash provided by financing activities                        10,079         8,007


Increase/(decrease) in cash and cash equivalents                  1,930        (1,029)
Cash and cash equivalents at beginning of period                    567         2,138
                                                               --------      --------
Cash and cash equivalents at end of period                     $  2,497      $  1,109
                                                               ========      ========



See accompanying notes.

                    TECCOR ELECTRONICS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.  BASIS OF PRESENTATION

The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the period ended June 30, 2003, are not necessarily indicative of the results that may be expected for the year ending March 31, 2004. For further information, refer to the Company's consolidated financial statements and the notes thereto included in this Form 8-K for the year ended March 31, 2003.

2.  INVENTORIES

The components of inventories are as follows (in thousands):

                                                  June 30,
                                                    2003
                                                  -------
                        Raw material              $ 1,385
                        Work in process             6,142
                        Finished goods              4,231
                                                  -------
                          Total                   $11,758
                                                  =======


3.  CONTINGENCIES

The Company is involved in various claims and legal actions arising in the ordinary course of business. When the Company determines that it is probable a liability has been incurred and the amount can be reasonably estimated a reserve is recorded. A liability in the amount of $1,219,000, related primarily to environmental matters at a former operating location, is included in accrued expenses at June 30, 2003. The Company's accumulated costs to date have totaled approximately $2,600,000 and consist of estimated costs related to site assessment, remediation of soil and ground water clean-up, a settlement with the former landlord and legal costs. The clean-up plan is subject to the approval of the Texas Commission on Environmental Quality (TCEQ). In addition the TCEQ may require continued monitoring of the site. In addition, the Company is a Potentially Responsible Party (PRP), as defined by the TCEQ, for environmental matters related to a former plant site vacated in 1979. Invensys acquired the plant site and clean-up costs have not been estimated to date. In connection with the transaction described in Note 13, Invensys has indemnified the Company and the buyer against further liabilities related to these matters up to a total of $10,000,000 in costs incurred after the acquisition. The Company remains a PRP, as defined by the TCEQ; as a result, in the event that Invensys is unable to fulfill its obligations pursuant to the indemnity, the Company may be required to make further restitution related to the clean-up and monitoring each of the sites. In the opinion of management the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations, or liquidity beyond the established reserves.

4.  FACTORING ARRANGEMENTS

The Company factors certain third-party trade receivables to unrelated financial institutions on a recourse basis pursuant to certain agreements. The Company accounts for the transfer of receivables pursuant to these agreements as a financing transaction. The agreements, which are negotiated and administered by the Parent or its affiliates, require the Company to provide all administrative functions with respect to the factored receivables and to remit collected funds to the financial institutions. At March 31, 2003, outstanding factored receivables totaling $2,353,000 are included in accrued expenses. At June 30,2003, there were no outstanding factored receivables.

5.  SUBSEQUENT EVENT

On July 7, 2003, Ranco Incorporated entered into and executed an agreement to sell all of the outstanding shares of Teccor Electronics, Inc. to Littelfuse, Inc. Under the terms of the agreement, the Company was sold to Littelfuse, Inc. for $44,000,000 plus a working capital adjustment of $890,000. Littelfuse, Inc. also agreed to make a future payment of $5,000,000 to Ranco Incorporated contingent upon sales of Teccor products reaching $107,000,000 for calendar year 2005. The Company will not be required to repay its amounts payable to affiliates that existed at the close of the transaction. In addition, the Company and Littelfuse, Inc. have been indemnified for certain environmental matters more fully described in Note 11 to the Notes to Consolidated Financial Statements of Teccor Electronics, Inc. and Subsidiaries.

ITEM 7b. PRO FORMA FINANCIAL INFORMATION.

    Below is the pro forma financial information required by Item 7(b) of this Form 8-K relating to the acquisition of Teccor Electronics, Inc. described above.

                 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    Littelfuse, Inc. historical consolidated financial data as of and for the year ended December 28, 2002, and for the six months ended June 28, 2003, are derived from its consolidated financial statements. The historical balance sheet and income statement data as of and for the six months ended June 28, 2003 have been derived from its unaudited consolidated financial statements and include all adjustments, consisting of normal recurring accruals, that management considered necessary for a fair presentation of our consolidated financial position and results of operations for such periods.

    On July 7, 2003, Littelfuse, Inc. acquired Teccor Electronics, Inc. The Teccor Electronics, Inc. historical financial data for the year ended March 31, 2003, and for the three months ended June 30, 2003, are derived from Teccor Electronics, Inc.'s financial statements, which are included in Item 7a. Littelfuse, Inc. funded the acquisition with $29,300,000 in cash and $16,000,000 in borrowings on an existing revolving line of credit. Additionally, if the net sales of certain products (primarily those currently manufactured by Teccor) during the calendar year 2005 equal or exceed $107,000,000, then Littelfuse, Inc. shall pay to Ranco on January 31, 2006, $5,000,000 as additional purchase price.

    The pro forma adjustments for the Teccor Electronics acquisition reflect the pro forma adjustments under the purchase method of accounting, adjustments to record additional borrowings by Littelfuse, Inc. to complete the purchase and other adjustments to eliminate certain costs allocated to Teccor Electronics, Inc. from its parent company, that are not anticipated to be incurred subsequent to the acquisition.

    The pro forma data assumes that the acquisition of Teccor Electronics, Inc. occurred on December 30, 2001, in the case of the Unaudited Pro Forma Consolidated Income Statements for the year ended December 28, 2002 and for the six months ended June 28, 2003. In the case of the Unaudited Pro Forma Consolidated Balance Sheet, the pro forma data assumes that the acquisition of Teccor Electronics, Inc. occurred as of June 28, 2003.

The pro forma financial information should be read in conjunction with the Littelfuse, Inc. historical financial statements as of and for the year ended December 28, 2002 and the unaudited consolidated historical financial statements as of and for the three months ended June 28, 2003. The audited historical financial statements of Teccor Electronics, Inc. as of and for the year ended March 31, 2003 and the unaudited historical financial statements as of and for the six months ended June 30, 2003 are included in Item 7a and should be read in conjunction with these pro forma financial statements. The pro forma information is not necessarily indicative of future earnings or earnings that would have been reported for the periods presented had these transactions been completed at the beginning of the earliest period presented.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

      (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                       Year Ended December 28, 2002
                                                     -----------------------------------------------------------------------
                                                                                             Pro Forma
                                                                                            Adjustments
                                                     Littelfuse            Teccor            for Teccor          As Adjusted
                                                     Historical          Historical          Acquisition          Pro Forma
                                                     ----------          ----------          -----------          ---------
Net sales                                             $ 283,267           $  75,284           $      --           $ 358,551
Cost of sales                                           192,870              64,094                 840(a)          257,804
                                                      ---------           ---------           ---------           ---------
Gross profit (loss)                                      90,397              11,190                (840)            100,747

Selling, general and administrative expenses             61,621              18,007              (2,880)(b)          76,748
Research and development expenses                         8,334               1,381                  --               9,715
Amortization of intangibles                                 767                  --                  --                 767
Restructuring expense                                     3,744                  --                  --               3,744
                                                      ---------           ---------           ---------           ---------

Operating income (loss)                                  15,931              (8,198)              2,040               9,773

Interest expense                                          2,653                 738                 448(c)            3,839
Other income                                             (1,753)                 --                  --              (1,753)
                                                      ---------           ---------           ---------           ---------

Income (loss) before income taxes                        15,031              (8,936)              1,592               7,687
Income taxes                                              5,411                 510              (3,154)(d)          2,767
                                                      ---------           ---------           ---------           ---------

Net income (loss)                                     $   9,620           $  (9,446)          $   4,746           $   4,920
                                                      =========           =========           =========           =========
Net income (loss) per share:
Basic                                                 $    0.44           $   (0.43)          $    0.22           $    0.23
                                                      =========           =========           =========           =========
Diluted                                               $    0.44           $   (0.43)          $    0.22           $    0.22
                                                      =========           =========           =========           =========

Weighted average shares and equivalent
shares outstanding:
Basic                                                    21,858
                                                      =========
Diluted                                                  21,971
                                                      =========


See accompanying notes.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS (IN THOUSANDS, EXCEPT FOR SHARE DATA)


                                                                         Six Months Ended June 28, 2003
                                                     -----------------------------------------------------------------------
                                                                                             Pro Forma
                                                                                            Adjustments
                                                     Littelfuse            Teccor            for Teccor          As Adjusted
                                                     Historical          Historical          Acquisition          Pro Forma
                                                     ----------          ----------          -----------          ---------

Net sales                                             $ 142,752           $  36,386           $     --           $ 179,138
Cost of sales                                            95,800              30,296                420 (a)         126,516
                                                      ---------           ---------           --------           ---------
Gross profit (loss)                                      46,952               6,090               (420)             52,622

Selling, general and administrative expenses             31,222               9,420             (1,540)(b)          39,102
Research and development expenses                         3,794                 660                 --               4,454
Amortization of intangibles                                 383                  --                 --                 383
                                                      ---------           ---------           --------           ---------

Operating income (loss)                                  11,553              (3,990)             1,120               8,683

Interest expense                                          1,050                 280                224(c)            1,554
Other income                                               (551)                 --                 --                (551)
                                                      ---------           ---------           --------           ---------

Income (loss) before income taxes                        11,054              (4,270)               896               7,680
Income taxes (benefit)                                    3,979                 (99)            (1,115)(d)           2,765
                                                      ---------           ---------           --------           ---------

Net income (loss)                                     $   7,075           $  (4,171)          $  2,011           $   4,915
                                                      =========           =========           ========           =========
Net income (loss) per share:
Basic                                                 $    0.32           $   (0.19)          $   0.09           $    0.23
                                                      =========           =========           ========           =========
Diluted                                               $    0.32           $   (0.19)          $   0.09           $    0.23
                                                      =========           =========           ========           =========

Weighted average shares and equivalent
shares outstanding:
Basic                                                    21,780
                                                      =========
Diluted                                                  21,838
                                                      =========


See accompanying notes.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
      (IN THOUSANDS)



                                                                               June 28, 2003
                                                     --------------------------------------------------------------------
                                                                                            Pro Forma
                                                                                           Adjustments
                                                     Littelfuse          Teccor             for Teccor        As Adjusted
                                                     Historical         Historical         Acquisition         Pro Forma
                                                     ----------         ----------         -----------         ---------
ASSETS:

Cash and cash equivalents                              $ 42,279          $  2,497           $(29,290)(e)       $ 15,486
Short-term investments                                       --                --                 --                 --
Receivables                                              43,432            10,007                 --             53,439
Inventories                                              47,758            11,758                 --             59,516
Other current assets                                     17,376             1,323              1,216(f)          19,915
                                                       --------          --------           --------           --------

Total current assets                                    150,845            25,585            (28,074)           148,356

Property, plant, and equipment, net                      75,759            12,041              9,576(g)          97,376
Reorganization value, net                                27,665                --                 --             27,665
Other intangible assets, net                             27,910                --                 --             27,910
Other assets                                              3,492             4,180              8,814(h)          16,486
                                                       --------          --------           --------           --------

Total assets                                           $285,671          $ 41,806           $ (9,684)          $317,793
                                                       ========          ========           ========           ========


LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities excluding current portion
    of long-term debt                                  $ 39,407          $ 11,780           $  3,956 (i)       $ 55,143
Notes payable due to affiliate                               --            39,221            (39,221)(j)             --
Current portion of long-term debt                        17,599                --                 --             17,599
                                                       --------          --------           --------           --------
Total current liabilities                                57,006            51,001            (35,265)            72,742
Long-term debt                                           20,222                --             16,000(e)          36,222
Deferred liabilities                                      1,610                --                 --              1,610
Accrued post-retirement benefits                         10,392                --                 --             10,392
Other long-term liabilities                                 497               386                 --                883
Shareholders' equity (deficit)                          195,944            (9,581)             9,581(k)         195,944
                                                       --------          --------           --------           --------

Total liabilities and shareholders' equity
(deficit)                                              $285,671          $ 41,806           $ (9,684)          $317,793
                                                       ========          ========           ========           ========


See accompanying notes.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

      The following table sets forth the purchase price allocation for the acquisition of Teccor Electronics, Inc. as of June 28, 2003 in accordance with the purchase method of accounting with adjustments to record the acquired assets and liabilities of Teccor Electronics, Inc at their estimated fair market or net realizable values in thousands of dollars.


      Purchase price                                          $  44,000
      Plus: Net working capital adjustment                          890
      Plus: Acquisition costs                                       400
                                                              ---------
      Total purchase price                                       45,290

      Purchase price allocation
        Current assets                                           26,801
        Property, plant and equipment                            21,617
        Other assets                                              4,180
        Deferred tax assets                                       8,814
        Current liabilities                                     (10,561)
        Purchase accounting liabilities                          (5,175)
        Other long-term liabilities                                (386)
                                                              ---------
      Total purchase price                                       45,290

      The final purchase price allocation is subject to revision based upon receipt of the independent appraisal of the property, equipment and intangible assets acquired.

      Purchase accounting liabilities are estimated to be $5,175,000 and are primarily for redundancy costs related to manufacturing operations and selling, general and administrative functions. Included in this amount is $675,000 to reflect the obligation of Teccor to remit proceeds of the sale of land acquired in the acquisition to the former owners.

(a) Represents depreciation expense related to the estimated $9,576,000 write-up to record fixed assets at fair value at June 28, 2003 as per the following table:

                                       Depreciation Expense in
                                        Thousands of Dollars

                          Remaining    Year Ended      Six Months
                         Useful Life  December 28,   Ended June 28,
      Fixed Asset         of Assets       2002            2003
      -----------         ---------   -------------  ---------------
      Machinery,
      equipment and
      leasehold
      improvements        11.4 years      $ 840          $ 420

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(b) Represents adjustments based on forward-looking estimates to eliminate Invensys expense allocations that are not expected to be incurred after the acquisition.

(c) In July, 2003, Littelfuse, Inc. borrowed $16,000,000 under its line of credit to help fund the acquisition.

      Pro forma adjustments to interest expense are as follows:


                                                       Interest Expense in
                                                      Thousands of Dollars
                                                     ------------------------
                                                     Year Ended    Six Months
                                                    December 28,  Ended June 28,
                                                        2002          2003
                                                    ------------  --------------
      Interest on revolving line of credit           $    448       $    224

      Pro forma interest expense under the revolving line of credit assumes a rate of 2.8%.

(d) Represents an adjustment to reflect tax expense at the Littelfuse, Inc. effective tax rate of 36%.

(e) Following are the estimated sources and uses of funds to acquire Teccor Electronics, Inc. as if it were acquired by Littelfuse, Inc. as of June 28, 2003.

      Sources of funds in thousands of dollars:

Cash                                            $ 29,290
Proceeds from revolving line of credit          $ 16,000
                                                --------

Total sources of funds                          $ 45,290
                                                ========


Uses of funds in thousands of dollars:

Purchase of Teccor Electronics, Inc.            $(44,000)
Working capital adjustment                      $   (890)
Acquisition costs                               $   (400)
                                                --------

Total uses of funds                             $(45,290)
                                                ========


(f) Represents an adjustment to recognize deferred tax assets that were fully reserved for by Teccor Electronics, Inc., as the realization of the deferred tax assets by Littelfuse, Inc. is more likely than not.

(g) For purposes of preliminary purchase price allocation, an estimated write-up in fixed assets in the amount of $9,576,000 has been reflected to record fixed assets at fair market value. The final fixed asset fair market value is subject to revision based upon appraisal.

(h) Represents an adjustment to recognize deferred tax assets that were fully reserved for by Teccor Electronics, Inc., as the realization of the deferred tax assets by Littelfuse, Inc. is more likely than not.

(i) Represents adjustments to 1) reduce to fair value accrued expenses for environmental liabilities recorded by Teccor Electronics, Inc. from $1,219,000 to -$0- because indemnification for environmental liabilities was received from the seller, 2) record an obligation in the amount of $675,000 for Teccor Electronics, Inc. to remit proceeds of the sale of land to the former owners and 3) record liabilities amounting to $4,500,000 for estimated severance costs and other liabilities resulting from the integration of Teccor Electronics, Inc. into Littelfuse, Inc. This estimated purchase accounting liability is subject to revision based upon final completion of the purchase price allocation.

(j) Represents elimination of Teccor Electronics, Inc. amounts owed to its affiliates since these liabilities were not assumed by Littelfuse, Inc.

(k)   Eliminates retained earnings of Teccor Electronics, Inc.

Exhibit No.         Description
-----------         -----------
23.1            Consent of Ernst & Young LLP

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 LITTELFUSE, INC.,

Date: September 22, 2003         By:  /s/ Philip G. Franklin
                                      ---------------------------
                                      Name: Philip G. Franklin
                                      Title:  Vice President and
                                      Chief Financial Officer (As
                                      duly authorized officer and
                                      as the principal financial
                                      and accounting officer)